Exhibit 16.1

January 11, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated January 6, 2021 of Fuse Group Holding, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Prager Metis CPAs, LLP

Prager Metis CPAs, LLP

El Segundo, CA

8250 W Charleston Blvd, Suite 100 – Las Vegas, NV 89117         Phone: (888) 727-8251 – Fax: (888) 782-2351